CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS

         The Chief Executive Officer ("CEO") and all senior financial officers, including the chief financial officer and principal accounting officer of Sooner Holdings, Inc., and of any other subsidiary that becomes subject to the periodic reporting requirements under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, are bound by the provisions set forth in this Code of Ethics relating to ethical conduct, conflicts of interest, compliance with law and standards designed to deter wrongdoing. The CEO and senior financial officers are subject to the following specific policies:

     1. The CEO and all senior  financial  officers  are  responsible  for full, fair, accurate, timely and understandable audits and interim financial statements in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Audit Committee of Concierge Technologies, Inc. any material information of which he or she may become aware that affects the audits and interim financial statements made by the Company in its public filings or otherwise assist the Audit Committee in fulfilling its responsibilities as specified in the Company's financial reporting policies and applicable law.

     2. The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning
(a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting audits or internal controls or (c) any attempt to improperly influence, coerce or mislead the Company's independent auditors in violation of Section 303(a) of the Sarbanes-Oxley Act of 2002 and the rules of the SEC passed thereunder.

     3. The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning any violation of this Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, audits or internal controls.

     4. The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of this Code of Ethics.

     5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Ethics or of these additional procedures by the CEO and the Company's senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics and to these additional procedures, and shall include written notices to the


                                                                      Exhibit 14
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individual  involved  that  the  Board  has  determined  that  there  has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

     6. The CEO and each senior financial officer shall keep written records or receipts of their individual disbursements made on behalf of the Company and for which they expect reimbursement by the Company. They shall deliver these evidences of their disbursements to the appropriate personnel in the accounting department of the Company.














                                                                      Exhibit 14
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